FOR IMMEDIATE RELEASE

WWE® STUDIOS ANNOUNCES $35 MILLION REVOLVING
CREDIT FACILITY WITH BANK OF AMERICA MERRILL LYNCH

CANNES, FRANCE (MAY 15, 2015) – Santa Monica, CA-based WWE Studios has closed on a revolving credit facility worth $35 million with Bank of America Merrill Lynch (BofAML).  The deal comes after a multi-year successful run by the production company.

With this new arrangement, WWE Studios expects to extend and grow their partnership base, which already includes Warner Bros., Lionsgate and 20th Century Fox. The proceeds of the facility will allow WWE Studios to execute further on its key strategy for long-term growth, increasing the number of mid-size budgets films, similar to The Call and Oculus, on its slate. The funds will also go toward the expansion of the acquisition slate.

“WWE Studios is an amazing brand with a history of creating content with fascinating characters and storylines,” said Randy Hua, senior vice president of Bank of America Merrill Lynch. “This new facility will provide WWE Studios the capacity to build on the momentum from the last several years by producing and acquiring more branded and genre films.  The various platforms and global reach of both BofAML and WWE creates the perfect collaboration.”

“This new relationship with Bank of America Merrill Lynch gives us the opportunity to be involved in higher profile films and expand talent relationships,” said Michael Luisi, President, WWE Studios.  “Our audience craves larger-than-life stories, and we’re looking forward to using this new facility to bring even more of those stories to the big screen.”

“The credit facility enhances WWE’s financial flexibility and is consistent with WWE’s film strategy and planned investment levels as previously communicated,” said George Barrios, WWE Chief Strategy & Financial Officer.

With all new productions and ventures, WWE Studios will leverage WWE’s extensive platforms from weekly TV shows, including WWE’s flagship programs, Monday Night Raw® and SmackDown®, to digital, social media, and the WWE Network, to market and promote its titles.

WWE Studios most recently launched a new label, Erebus Pictures, with media mogul Gene Simmons, which is set to finance and produce elevated horror movies.

WWE Studios titles include The Call with Halle Berry and WWE Superstar David Otunga®, Oculus directed by Mike Flanagan starring Karen Gillan and Katee Sackhoff,  Dead Man Down starring Colin Farrell, Noomi Rapace, Terrence Howard and featuring WWE Superstar Bad News Barrett®, The Marine franchise featuring WWE Superstars John Cena®, The Miz® and WWE Diva Summer Rae®, and Scooby-Doo! WrestleMania® Mystery, which paired animated versions of WWE Superstars with Scooby and the gang.  Upcoming releases include Incarnate with Blumhouse Pictures starring Aaron Eckhart and featuring WWE Superstar Mark Henry®, and a sequel to Scooby-Doo! WrestleMania Mystery starring WWE Legend Hulk Hogan®.

Negotiations were handled by Bradley Buchanan from WWE Studios together with Robert Wyman from Davis Wright Tremaine LLP, and by Randy Hua and Daniel Timmons from Bank of America Merrill Lynch as well as Ken Deutsch and Chris Brearton from Latham & Watkins.

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About WWE® STUDIOS
WWE® Studios develops and produces feature films, as well as television and digital content. Its diverse slate is released theatrically, direct to home, and/or across digital platforms, and is co-produced & distributed through partnerships with premiere global entertainment companies. WWE’s film division, led by President Michael Luisi, is headquartered in Santa Monica, CA.  Recent films from WWE® Studios include The Marine 4: Moving Target starring WWE Superstar The Miz® and WWE Diva Summer Rae®, The Flintstones and WWE: Stone Age Smack Down which joins Fred, Barney and the whole Bedrock gang with stone age versions of WWE Superstars and Divas, The Call with Halle Berry and WWE Superstar David Otunga®, Oculus directed by Mike Flanagan starring Karen Gillan and Katee Sackhoff, Dead Man Down with Colin Farrell and WWE Superstar Wade Barrett®, No One Lives starring Luke Evans, and Scooby-Doo! WrestleMania Mystery, which paired WWE Superstars with Scooby and the gang. WWE Studios launched genre label EREBUS PICTURES with KISS Icon Gene Simmons. Upcoming films from WWE® Studios include Incarnate starring Aaron Eckhart and featuring WWE Superstar Mark

Henry®, Killing Hasselhoff starring Ken Jeong, David Hasselhoff and featuring WWE Legend Hulk Hogan, Vendetta starring Dean Cain and WWE Superstar Big Show and directed by the Soska Sisters, Lockdown starring WWE Superstar Dean Ambrose®, The Condemned 2 starring WWE Superstar Randy Orton®, and Santa’s Little Helper starring WWE Superstar The Miz® and WWE Diva Paige®.

About Bank of America Merrill Lynch
Bank of America
 Bank of America is one of the world's largest financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 48 million consumer and small business relationships with approximately 4,800 retail financial centers and approximately 15,900 ATMs and award-winning online banking with 31 million active users and approximately 17 million mobile users. Bank of America is among the world's leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in all 50 states, the District of Columbia, the U.S. Virgin Islands, Puerto Rico and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

Bank of America Merrill Lynch is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”), including, in the United States, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is a registered broker-dealer and a member of SIPC, and, in other jurisdictions, locally registered entities. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed.

About WWE
WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family friendly entertainment on its television programming, pay-per-view, digital media and publishing platforms. WWE programming reaches more than 650 million homes worldwide in 35 languages. WWE Network, the first-ever 24/7 over-the-top premium network that includes all 12 live pay-per-views, scheduled programming and a massive video-on-demand library, is currently available in more than 175 countries. The company is headquartered in Stamford, Conn., with offices in New York, Los Angeles, London, Mexico City, Mumbai, Shanghai, Singapore, Dubai, Munich and Tokyo.

Additional information on WWE (NYSE: WWE) can be found at wwe.com and corporate.wwe.com. For information on our global activities, go to http://www.wwe.com/worldwide/.

Trademarks:  All WWE programming, talent names, images, likenesses, slogans, wrestling moves, trademarks, logos and copyrights are the exclusive property of WWE and its subsidiaries. All other trademarks, logos and copyrights are the property of their respective owners.

Forward-Looking Statements:  This press release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include, without limitation, risks relating to: WWE Network; major distribution agreements; our need to continue to develop creative and entertaining programs and events; a decline in the popularity of our brand of sports entertainment; the continued importance of key performers and the services of Vincent K. McMahon; possible adverse changes in the regulatory atmosphere and related private sector initiatives; the highly competitive, rapidly changing and increasingly fragmented nature of the markets in which we operate and greater financial resources or marketplace presence of many of our competitors; uncertainties associated with international markets; our difficulty or inability to promote and conduct our live events and/or other businesses if we do not comply with applicable regulations; our dependence on our intellectual property rights, our need to protect those rights, and the risks of our infringement of others’ intellectual property rights; the complexity of our rights agreements across distribution mechanisms and geographical areas; potential substantial liability in the event of accidents or injuries occurring during our physically demanding events including, without limitation, claims relating to CTE; large public events as well as travel to and from such events; our feature film business; our expansion into new or complementary businesses and/or strategic investments; our computer systems and online operations; a possible decline in general economic conditions and disruption in financial markets; our accounts receivable; our revolving credit facility; litigation; our potential failure to meet market expectations for our financial performance, which  could adversely affect our stock; Vincent K. McMahon exercising control over our affairs, and his interests may conflict with the holders of our Class A common stock; a substantial number of shares which are eligible for sale by the McMahons and the sale, or the perception of possible sales, of those shares could lower our stock price; and the relatively small public “float” of our Class A common stock. In addition, our dividend is dependent on a number of factors, including, among other things, our liquidity and cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions on the payment of dividends (including under our revolving credit facility), general economic and competitive conditions and such other factors as our Board of Directors may consider relevant. Forward-looking statements made by the

Company speak only as of the date made, are subject to change without any obligation on the part of the Company to update or revise them, and undue reliance should not be placed on these statements.